Exhibit 99.2

Calithera Biosciences Promotes Emil T. Kuriakose, MD, to Chief Medical Officer

— Dr. Kuriakose to succeed Keith Orford, MD, PhD, who will assume seat on Calithera Board of Directors

SOUTH SAN FRANCISCO, Calif., November 5, 2021 (GLOBE NEWSWIRE) – Calithera Biosciences, Inc. (Nasdaq: CALA), a clinical-stage, precision oncology biopharmaceutical company, today announces the promotion of current vice president and head of clinical development, Dr. Emil T. Kuriakose, to chief medical officer (CMO). Dr. Kuriakose will succeed Dr. Keith Orford, who has been appointed to Calithera’s board of directors.

“Emil has a proven track record of leading clinical programs across multiple disease areas, and he is well-suited to assume this role at Calithera based on his accomplishments and four-year tenure with the company,” said Susan Molineaux, PhD, chief executive officer of Calithera. “Keith played a critical role in building the company’s clinical team during his seven years at Calithera. We are deeply appreciative of his contributions to-date and look forward to his continued strategic input in his new role as a member of our board.”

During his time at Calithera, Dr. Kuriakose has overseen the advancement of the company’s clinical development programs, including the arginase inhibitor programs in oncology and cystic fibrosis, as well as multiple telaglenastat trials. As an integral member of the diligence team, Dr. Kuriakose played a key role in the company’s recent successful acquisition of sapanisertib and mivavotinib from Takeda Pharmaceuticals, and he led formulation of the clinical development plan for the newly acquired assets. Prior to Calithera, Dr. Kuriakose led global clinical development programs, most recently with Novartis. Dr. Kuriakose completed his clinical training in hematology/oncology at Weill Cornell Medical College, including a research fellowship at Memorial Sloan Kettering Cancer Center, and he completed his residency training in internal medicine at UT Southwestern Medical Center in Dallas, TX. Dr. Kuriakose received his medical degree from Stony Brook University School of Medicine and his Bachelor of Science in neuroscience from New York University.

“I have great confidence in our new strategic focus to develop targeted therapies for biomarker-specific patient populations.” said Dr. Kuriakose “I have had the privilege of working alongside Keith for the last four years and look forward to continuing our partnership as he joins the board.”

Dr. Orford will assume the seat being vacated by current board member Jean M. George. Ms. George, a biotech investment and business development industry veteran, has served on the Calithera Board of Directors since 2012.

About Calithera

Calithera Biosciences is a clinical-stage, precision oncology biopharmaceutical company developing targeted therapies to redefine treatment for biomarker-specific patient populations. Driven by a commitment to rigorous science and a passion for improving the lives of people impacted by cancer and other life-threatening diseases, Calithera is advancing a robust pipeline of investigational, small molecule oncology compounds with a biomarker-driven approach that targets genetic vulnerabilities in cancer cells to deliver new therapies for patients suffering from aggressive hematologic and solid tumor cancers for which there are currently limited treatment options. Calithera is headquartered in South San Francisco, California. For more information about Calithera, please visit www.calithera.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “poised” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. These statements include those related to Calithera’s clinical trials and new strategic focus. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The potential product candidates that Calithera develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all. In addition, clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release. Such product candidates may not be beneficial to patients or be successfully commercialized. The failure to meet expectations with respect to any of the foregoing matters may have a negative effect on Calithera’s stock price. Additional information concerning these and other risk factors affecting Calithera’s business can be found in Calithera’s periodic filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Calithera disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

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CONTACTS:

Stephanie Wong

ir@Calithera.com

650.870.1063

INVESTORS:

Burns McClellan

Lee Roth

212.213.0006

lroth@burnsmc.com

MEDIA:

Sam Brown, Inc.

Hannah Hurdle

805.338.4752

hannahhurdle@sambrown.com